Exhibit 10.1

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment effective the 30th day of June, 2008 (the “Second Amendment”) is to Amend the Asset Purchase Agreement by and among Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s”), its wholly owned subsidiary, RCI Entertainment (Las Vegas), Inc., a Nevada corporation (the “Purchaser”), DI Food and Beverage of Las Vegas, LLC, a Nevada limited liability company (“DI Food” or “Seller”) and Harold Danzig (“Danzig”), Frank Lovaas (“Lovaas”) and Dennis DeGori (“DeGori”), who are all members of DI Food. Messrs. Danzig, Lovaas and DeGori are hereinafter collectively referred to herein as “Members.”

RECITALS

WHEREAS, Purchaser, Rick’s, Seller and the Members entered into an Asset Purchase Agreement dated April 17, 2008, (“Purchase Agreement”) for (i) the acquisition by Purchaser of all of the assets owned by the Seller which are associated or used in connection with the operation of an adult entertainment cabaret known as “SCORES” located at 3355 Procyon Street, Las Vegas, Nevada 89102 (the “Real Property” or the “Premises”), all as set forth in the Purchase Agreement; and (ii) the entering into an Option Agreement pursuant to which either the Purchaser or Seller may exercise the option to purchase the Real Property where SCORES is located; and

WHEREAS, Purchaser, Rick’s, Seller and the Members entered into an Amendment to the Asset Purchase Agreement dated June 8, 2008, amending Section 4.1 of the Purchase Agreement to change the Closing Date and Section 11.1 of the Purchase Agreement to change the Termination Date; and

WHEREAS Purchaser, Rick’s, Seller and the Members wish to amend Section 3.1 of the Purchase Agreement to change the structure of the Purchase Price; and

WHEREAS Purchaser, Rick’s, Seller and the Members wish to amend Section 4.1 of the Purchase Agreement to change the Closing Date; and

WHEREAS, Purchaser, Rick’s, Seller and the Members wish to amend Section 11.1 of the Purchase Agreement to change the Termination Date.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           All capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement unless expressly defined otherwise in this Second Amendment.

Second Amendment to Purchase Agreement

2.           Except as otherwise specifically provided herein, all terms and conditions of the Purchase Agreement shall apply to the interpretation and enforcement of this Second Amendment as if explicitly set forth herein.

3.           Amendment to Section 3.1 of the Purchase Agreement.

Purchaser, Rick’s, Seller and Members hereby amend Section 3.1 of the Purchase Agreement in its entirety to read as follows:

“As consideration for the purchase of the Purchased Assets, Purchaser shall pay to Seller an aggregate amount payable at Closing as follows:

(i)	$12,000,000 payable by cashier’s check, certified funds or wire transfer;

(ii)
$4,000,000 pursuant to a promissory note (“the Rick’s Promissory Note”), executed by and obligating Rick’s, bearing interest at eight percent (8%) per annum with a five (5) year amortization, with monthly payments of principal and interest to commence upon the first of the month following the Closing, with a balloon payment of all then outstanding principal and interest due upon the expiration of two (2) years from the execution of the Rick’s Promissory Note.

(iii)
$5,000,000 as evidenced by a Convertible Debenture of Rick’s bearing simple interest of four percent (4%) per annum (the “Convertible Debenture”).  The Convertible Debenture shall be payable commencing seven (7) months after the Closing Date (as defined herein) as follows:  Twenty-five (25) equal monthly principal payments of $200,000 in cash or by the conversion of 10,000 shares of common stock of Rick’s, par value $0.01, at the option of the holder of the Convertible Debenture, plus interest payable in cash.

The (i) $12,000,000 cash payment, (ii) the Rick’s Promissory Note, and (iii) the Convertible Debenture are collectively referred to as the “Purchase Price”.”

4.           Amendment to Section 4.1 of the Purchase Agreement.

Purchaser, Rick’s, Seller and Members hereby amend Section 4.1 of the Purchase Agreement in its entirety to read as follows:

“The Closing.  The closing of the transactions contemplated by this Agreement shall take place on the later of (i) July 25, 2008 or (ii) five (5) days following (x) the approval and issuance to Purchaser of the licenses and authorizations as set forth in Section 8.7 of the Purchase Agreement, and (y) receipt of She Cat, LLC’s agreement to the assignment of the Lease as required pursuant to Section 7.6 of the Purchase Agreement (the “Closing Date”), at the offices of Lovaas & Lehtinen, a Professional Corporation, 3016 W. Charleston Blvd., Suite 210, Las Vegas, Nevada 89102, or at such other time and place as agreed upon among the parties hereto (the “Closing”).”

Second Amendment to Purchase Agreement

5.           Amendment to Section 11.1 of the Purchase Agreement.

Purchaser, Rick’s, Seller and Members hereby amend Section 11.1 of the Purchase Agreement in its entirety to read as follows:

“Termination of Agreement.  This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if:  (i) the transactions contemplated by this Agreement, including the sale of the Purchased Assets are not consummated on or before the later of (i) July 25, 2008 or (ii) five (5) days following (x) the approval and issuance to Purchaser of the licenses and authorizations as set forth in Section 8.7 of the Purchase Agreement, and (y) receipt of She Cat, LLC’s agreement to the assignment of the Lease as required pursuant to Section 7.6 of the Purchase Agreement, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.”

6.           This Second Amendment shall be of no force and effect until receipt and execution of this Amendment by Purchaser, Rick’s, Seller and the Members.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed one instrument, by facsimile signature of any of the parties, each of which shall be deemed an original for all purposes.

7.           Except as expressly amended hereby, the Purchase Agreement remains in full force and effect.  Any references to the Purchase Agreement shall refer to the Purchase Agreement as amended hereby.

[signature page follows]

Second Amendment to Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first set forth above.

RICK’S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By:	Eric Langan, President

RCI ENTERTAINMENT (LAS VEGAS), INC

/s/ Eric Langan
By:	Eric Langan, President

DI FOOD AND BEVERAGE OF LAS VEGAS,LLC

/s/ Dennis DeGori
By:	Dennis DeGori, Manager

/s/ Harold Danzig
Harold Danzig, Individually, Member of DI Food and Beverage of Las Vegas, LLC

/s/ Frank Lovaas
Frank Lovaas, Individually, Member of DI Food and Beverage of Las Vegas, LLC

/s/ Dennis DeGori
Dennis DeGori, Individually, Member of DI Food and Beverage of Las Vegas, LLC

Second Amendment to Purchase Agreement